Exhibit 4.3
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 10, 2006, between CVG European Holdings, LLC (the “New Guarantor”), a direct Subsidiary of Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), the subsidiaries of the Company listed on the signature pages hereto (together with the New Guarantor, the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).
WITNESSETH:
     WHEREAS, the Company and the subsidiaries of the Company listed on the signature pages thereof have each heretofore executed and delivered to the Trustee an Indenture (as supplemented or amended from time to time, the “Indenture”), dated as of July 6, 2005, providing for the issuance by the Company of its 8% Senior Notes due 2013 (the “Securities”); and
     WHEREAS, Section 4.12 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee for the benefit of the Holders a supplemental agreement pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor covenants and agrees for the equal and ratable benefit of the Holders of the Securities as follows:
     (1) CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (2) AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.
     (3) RATIFICATION OF SUPPLEMENTAL INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     (4) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the New Guarantor, as such, shall have any liability for any obligations of the Company under the Securities or the Indenture or any Subsidiary Guarantor under its Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a

Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for issuance of the Subsidiary Guarantee.
     (5) EFFECTIVENESS. This Supplemental Indenture shall be effective upon execution by the parties hereto.
     (6) RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Subsidiary Guarantors.
     (7) NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.
     (8) COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     (9) EFFECT ON HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CVG EUROPEAN HOLDINGS, LLC

By:	/s/ Chad M. Utrup

Name:	Chad M. Utrup
Title:	Chief Financial Officer

COMMERCIAL VEHICLE GROUP, INC.

By:	/s/ Chad M. Utrup

Name:	Chad M. Utrup
Title:	Chief Financial Officer

CABARRUS PLASTICS, INC.
TRIM SYSTEMS, INC.
TRIM SYSTEMS OPERATING CORP.
NATIONAL SEATING COMPANY
CVS HOLDINGS, INC.
SPRAGUE DEVICES, INC.
CVG MANAGEMENT CORPORATION
CVG LOGISTICS LLC
MAYFLOWER VEHICLE SYSTEMS, LLC
MONONA CORPORATION
MONONA WIRE CORPORATION
MONONA (MEXICO) HOLDINGS LLC

By:	/s/ Chad M. Utrup

Name:	Chad M. Utrup
Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Richard Prokosch

Name:	Richard Prokosch
Title:	Vice President
[Supplemental Indenture]